Exhibit 8.1

Snell & Wilmer L.L.P.

600 Anton Boulevard

Suite 1400

Costa Mesa, California 92626-7689

TELEPHONE: (714) 427-7000

FACSIMILE: (714) 427-7799

May 11, 2016

Cryoport, Inc.

17305 Daimler Street

Irvine, CA 92614

Re:	Registration Statement on Form S-1 – Tax Opinion

Ladies and Gentlemen:

We have acted as counsel to Cryoport, Inc., a Nevada corporation (“Cryoport”), in connection with the issuance, to holders of our common stock and to holders of our warrants of non-transferable rights, to subscribe for new shares of Cryoport common stock (the “Rights”) as discussed in the registration statement on Form S-1 (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”).

We have reviewed the Registration Statement, including the preliminary prospectus therein, together with such other documents and representations as we have deemed necessary or appropriate to enable us to render the opinion set forth below, and have assumed, with your permission, that (i) all such facts and other information concerning the Rights offering were initially, and are currently, true, correct and complete and will continue to be true, correct and complete through the closing of the Rights offering, (ii) the transactions contemplated by the Registration Statement will be consummated in accordance therewith and as described therein, and that no transaction or condition described therein and affecting this opinion will be waived or modified in any respect. Our opinion assumes and is expressly conditioned upon, among other things, the accuracy and completeness of the facts and other information set forth in the documents and representations referred to above, including, but not limited to, the assumptions and facts set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consideration.” We have also made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

Our opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, rulings and decisions thereunder, and such other authorities as we have considered relevant, each as in effect on the date hereof. There can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court. We express no opinions other than as to the federal income tax law of the United States of America as specifically contemplated in the Registration Statement. This opinion does not address any state, local or foreign tax consequences that may result from the transactions contemplated by the Registration Statement.

Based on and subject to the foregoing, and subject to the limitations and qualifications referred to in the Registration Statement, we confirm that the statements in the Registration Statement concerning United States federal tax matters under the heading “Material U.S. Federal Income Tax Considerations,” insofar as such statements constitute summaries of the United States federal tax matters referred to therein respecting (i) the receipt and exercise (or expiration) of the Rights, including, if applicable, in connection with the over-subscription privilege, and (ii) the receipt, ownership and sale of common shares received upon an exercise of the Rights, fairly summarize, in all material respects, such legal matters and constitutes the opinion of Snell & Wilmer L.L.P.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to our firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the SEC.

This opinion is limited to the matters expressly stated herein. This opinion is rendered only as of the date of effectiveness of the Registration Statement, and we expressly disclaim any obligation to update or modify this opinion as a consequence of any future changes in applicable laws or the facts bearing upon this opinion or the impact of any information or document relied upon herein that becomes incorrect or untrue, any of which could affect our conclusions.

Very truly yours,

/s/ Snell & Wilmer L.L.P. Snell & Wilmer L.L.P.